Exhibit 10.7

Debtor:	OMEGA PROTEIN, INC.
Taxpayer ID#:	XX-XXX3060

Secured Party:	WELLS FARGO BANK, NATIONAL ASSOCIATION
Taxpayer ID#:	XX-XXX7393

When recorded, return to:

Nelson R. Block

Winstead PC

1100 JPMorgan Chase Tower

600 Travis Street

Houston, Texas 77002

STATE OF LOUISIANA	§
§
PARISH OF ST. MARY	§

MULTIPLE INDEBTEDNESS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

BY:

OMEGA PROTEIN, INC.

IN FAVOR OF:

WELLS FARGO BANK, NATIONAL ASSOCIATION

AND

FUTURE HOLDERS OF THE INDEBTEDNESS

BE IT KNOWN, that on this 21st day of October, 2009, effective as of October 21, 2009, before the undersigned Notary Public, duly commissioned and qualified in and for the State of Texas, and in the presence of the undersigned witnesses, personally appeared: OMEGA PROTEIN, INC., a Virginia corporation, whose federal tax identification number is XX-XXX3060 and whose address is 2105 Citywest Blvd., Suite 500, Houston, Texas 77042-2838, appearing herein through its duly authorized officer, acting herein by virtue of a certified resolution of its Board of Directors attached hereto (the “Mortgagor”);

WHO DECLARED THAT:

THIS MULTIPLE INDEBTEDNESS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made and entered into as of October 21, 2009, by and between OMEGA PROTEIN, INC., a Virginia corporation, whose address is 2105 Citywest Blvd., Suite 500, Houston, Texas 77042-2838 (the “Mortgagor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”) with a mailing address of 2500 Citywest Blvd., Suite 1100, Houston, Texas 77042, Attn: John L. Kallina.

R E C I T A L S

A. The Lender has agreed to make available to Omega Protein Corporation, a Nevada corporation and the Mortgagor (collectively, the “Borrowers”), certain Loans, Standby Letters of Credit, Treasury Management Agreements, Swap Agreements, and other arrangements (the “Credit Facility”) pursuant to the terms of that certain Loan Agreement dated October 21, 2009 by and among the Borrowers, certain guarantors party thereto from time to time (individually, a “Guarantor” and collectively, the “Guarantors”), and the Lender (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”; all terms used but not otherwise defined herein shall have the meanings provided in the Loan Agreement); and

B. The Mortgagor is a Borrower under the Loan Agreement and, as such, is required by the Loan Agreement to execute and deliver this Mortgage as security for the Secured Obligations (as defined herein), which the Mortgagor is willing to do in consideration of the agreement of the Lender to make the Credit Facility available to the Borrowers pursuant to the terms of the Loan Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor irrevocably grants, mortgages, warrants, bargains, sells, pledges, remises, aliens, assigns, conveys, transfers and sets over to the Lender, WITH MORTGAGE COVENANTS, and with all other statutory rights and covenants and subject to the further terms of this Mortgage, all of the Mortgagor’s right, title and interest in and to the following:

(a) All that tract or parcel of land and other real property interests in St. Mary Parish, Louisiana more particularly described in Exhibit A attached hereto and made a part hereof, together with all of the Mortgagor’s right, title and interest in, to and under all rights of way, easements, privileges and appurtenances relating or appertaining to such real estate and all water and water rights, sewer and sewer rights, ditches and ditch rights, minerals, oil and gas rights, royalties, lease or leasehold interests owned by the Mortgagor, now or hereafter used in connection with or appurtenant to or related to such real estate, and all interests of the Mortgagor now owned or hereafter acquired in and to streets, roads, alleys and public places, now or hereafter used in connection with such real estate, and all existing or future licenses, contracts, permits and agreements required or used in connection with the ownership, operation or maintenance of such real estate, and any and all insurance proceeds, and any and all awards, including interest, previously or hereafter made to the Mortgagor for taking by eminent domain or in lieu thereof (collectively, the “Land”); and

(b) All buildings and improvements of every kind and description now or hereafter erected or placed on the Land (the “Improvements”) and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises (as hereinafter defined) immediately upon the delivery thereof to the Land, and all fixtures and articles of personal property now or hereafter owned by the Mortgagor and attached to or contained in and used in connection with the Land and Improvements including, but not limited to, all furniture, furnishings, apparatus, machinery, equipment, motors, elevators, kitchen, medical, dental or rehabilitation fixtures, cleaning apparatus, beds, linens, televisions, telephones, cash registers, computers, lamps, glassware, restaurant and kitchen equipment, and medical, dental, therapeutic, paramedical, or rehabilitation equipment, supplies, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment and fixtures and appurtenances thereto and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Land and Improvements in any manner (the “Tangible Personalty”) and all proceeds of the Tangible Personalty (hereinafter, the Land, the Improvements, the Tangible Personalty and the other property and interests in property described above may be collectively referred to as the “Premises”);

TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, to the Lender as security for the Secured Obligations.

As additional security for the Secured Obligations, the Mortgagor hereby transfers and assigns to the Lender and grants to the Lender a security interest under the Uniform Commercial Code (as defined herein) in all right, title and interest of the Mortgagor in and to all of the following:

(1) All security deposits, rents, issues, profits and revenues, including, without limitation, rights to payment earned under leases for any portion of the Improvements on the Premises from time to time accruing (the “Rents and Profits”) and all existing and future leases, subleases, licenses and other agreements for the use and occupancy of all or part of the Premises, together with all guarantees of the lessees’ obligations thereunder (collectively, the “Leases”), whether oral or written, for a definite term or month-to-month. This assignment is intended as a collateral Assignment of all Rents and Profits and of all Leases to the full extent allowed by La. R.S. 9:4401, et seq, as security for all Secured Obligations up to the maximum amount set forth in Section 1.03 hereof. This assignment shall extend to and cover any and all extensions and renewals and future Leases and to any and all present and future rights against guarantor(s) of any such obligations and to any and all Rents and Profits collected under the Leases or derived from the Premises. In pursuance of this assignment, and not in lieu hereof, the Mortgagor shall, upon request from the Lender, execute and deliver to the Lender separate specific assignments of rents and leases covering some or all of the Leases, the terms of such assignments being incorporated herein by reference. This assignment shall be absolute immediately to the full extent allowed by law, and in any event shall become absolute immediately during the existence of an Event of Default. Unless and until an Event of Default shall exist, the Mortgagor shall have a revocable license and the right to receive, collect and enjoy the Rents and Profits accruing from the Premises until an Event of Default exists. During the existence of any Event of Default, such license and right to collect and enjoy the Rents and Profits shall immediately be revoked and terminate ipso facto, and the Lender shall be entitled automatically to collect all Rents and Profits, without need of notice, possession, foreclosure or any other act or procedure, and all Rents and Profits assigned hereby shall thereafter be payable to the Lender. PROVIDED ALWAYS, however, that if Borrowers, Guarantors or Mortgagor shall completely, fully and finally pay, perform, discharge and satisfy each and all of the Secured Obligations, then this assignment and the estates and interests hereby granted and created shall terminate.

(2) All insurance policies and proceeds thereof, condemnation awards, any and all leases of personal property (including equipment leases), rental agreements, sales contracts, management contracts, franchise agreements, construction contracts, architects’ contracts, technical services agreements and other contracts, licenses and permits now or hereafter affecting the Premises, all accounts with respect to the Premises (including rights to payment for goods sold or leased or to be sold or leased or for services rendered or to be rendered), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code in effect in the State in which the Premises is located, as amended from time to time (the “Uniform Commercial Code”), and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, licenses, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Premises, and any contract for management or any other provision of service in connection with the Premises), approvals, actions, refunds of real estate taxes and assessments and any other governmental impositions related to the Premises, approvals, actions and causes of action that now or hereafter relate to, are derived from or are used in connection with the Premises, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (all of the foregoing being the “Intangible Personalty”) or any part thereof, and the Mortgagor agrees to execute and deliver to the Lender such additional instruments, in form and substance reasonably satisfactory to the Lender, as may hereafter be reasonably requested by the Lender to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by the Lender to any lease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon the Lender any obligation with respect thereto.

(3) All proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

All the Tangible Personalty that comprises a part of the Premises shall, as far as permitted by law, be deemed to be “fixtures” affixed to the aforesaid Land and conveyed therewith. As to the balance of the Tangible Personalty and the Intangible Personalty, this Mortgage shall be considered to be a security agreement that creates a security interest in such items for the benefit of the Lender. In that regard, the Mortgagor grants to the Lender all of the rights and remedies of a secured party under the Uniform Commercial Code and grants to the Lender a security interest in all of the Tangible Personalty and Intangible Personalty.

The Mortgagor, and by acceptance hereof the Lender, covenant, represent and agree as follows:

ARTICLE I

SECURED OBLIGATIONS

Section 1.01. Secured Obligations. This Mortgage secures all of the following, whether now or existing or hereafter incurred (the “Secured Obligations”): all of the Obligations, now existing or hereafter arising pursuant to the Loan Documents, owing from any Loan Party to the Lender, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Swap Agreements between any Loan Party and any Lender or Affiliate of a Lender, all obligations under any Treasury Management Agreement between any Loan Party and any Lender or Affiliate of a Lender and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

The Secured Obligations, if not sooner paid, shall be due and payable no later than October 21, 2012. The Secured Obligations are, in part, a revolving line of credit facility and the unpaid balance may decrease or increase from time to time.

Section 1.02. Future Advances. Pursuant to the Loan Agreement and the other Loan Documents, the Lender may advance or loan additional sums (herein “Future Advances”) to the Borrowers. This Mortgage shall secure not only existing indebtedness, but also such Future Advances, with interest thereon as provided in the Loan Agreement, whether such advances are obligatory or to be made at the option of the Lender or otherwise, to the same extent as if such Future Advances were made on the date of execution of this Mortgage.

Section 1.03. Maximum Amount. This Mortgage has been granted by Mortgagor pursuant to Article 3298 of the Louisiana Civil Code for the purpose of securing the Secured Obligations that may now exist or that may arise in the future, with the preferences and priorities provided under applicable Louisiana law. However, nothing under this Mortgage shall be construed to limit the duration of this Mortgage or the purpose or purposes for which the Secured Obligations may be requested or extended. Secured Obligations which consist of Future Advances will automatically be secured by this Mortgage without the necessity that Mortgagor agree or consent to such a result at the time that such subsequent Secured Obligations are incurred, or that any note evidencing such subsequent Secured Obligations reference the fact that such note is secured by this Mortgage. Notwithstanding any provision of this Mortgage to the contrary, the maximum amount of the Secured Obligations secured by this Mortgage, as outstanding at any one or more times, and from time to time, shall be limited to Seventy Million and 00/100 Dollars ($70,000,000.00).

ARTICLE II

MORTGAGOR’S COVENANTS, REPRESENTATIONS AND AGREEMENTS

Section 2.01. Title to Premises. The Mortgagor represents and warrants to the Lender that (i) subject to the Permitted Encumbrances as hereinafter defined, it owns good and marketable title to the tract or parcel of land and other real property interests more particularly described in Exhibit A attached hereto and is the owner of the balance of the Premises and has the right to convey the same, (ii) that as of the date hereof title to the Premises is free and clear of all encumbrances and other defects in title except for the matters set forth in Exhibit B attached hereto and made a part hereof and such other matters as are expressly permitted by the Loan Agreement (collectively, the “Permitted Encumbrances”). The Mortgagor shall warrant and defend the title to the Premises except for the Permitted Encumbrances against the claims of all Persons.

Section 2.02. Taxes and Other Charges. The Mortgagor will pay all taxes, general and special assessments, insurance premiums, permit fees, inspection fees, license fees, water and sewer charges, franchise fees and equipment rents and any other charges or fees against it or the Premises (and the Mortgagor, upon request by the Lender, will submit to the Lender receipts evidencing said payments) in accordance with the Loan Agreement.

Section 2.03. Reimbursement. The Mortgagor agrees that if it shall fail to pay on or before the date that the same become delinquent any tax, assessment or charge levied or assessed against the Premises (except to the extent Mortgagor is contesting such tax, assessment or levy in accordance with Section 5.03 of the Loan Agreement) or any utility charge, whether public or private, or any insurance premium, or if it shall fail to procure the insurance coverage and the delivery of the insurance certificates required hereunder, or if it shall fail to pay any other charge or fee described herein, then the Lender, at its option, may pay or procure the same and will give the Mortgagor prompt notice of any such expenditures. The Mortgagor will reimburse the Lender upon demand for any sums of money paid by the Lender pursuant to this Section 2.03, together with interest on each such payment at the applicable default rate of interest set forth in the Loan Agreement, and all such sums and interest thereon shall be secured hereby.

Section 2.04. Additional Documents. The Mortgagor agrees to execute and deliver to the Lender, concurrently with the execution of this Mortgage and upon the request of the Lender from time to time hereafter, all financing statements and other documents reasonably required to perfect and maintain the security interest created hereby. The Mortgagor hereby irrevocably makes, constitutes and appoints the Lender as the true and lawful attorney of the Mortgagor to sign the name of the Mortgagor on any financing statement, continuation of financing statement or similar document required to perfect or continue such security interests.

Section 2.05. Sale or Encumbrance. Except as permitted by the Loan Agreement, the Mortgagor will not sell, encumber or otherwise dispose of any of the Tangible Personalty except to incorporate such into the Improvements or replace such with goods of quality and value at least equal to that replaced. In the event the Mortgagor sells or otherwise disposes of any of the Tangible Personalty in contravention of the foregoing sentence, the Lender’s security interest in the proceeds of the Tangible Personalty shall continue pursuant to this Mortgage.

Section 2.06. Fees and Expenses. The Mortgagor will promptly pay upon demand any and all reasonable costs and expenses of the Lender, (a) as required under the Loan Agreement and (b) as necessary to protect the Premises, the Rents and Profits or the Intangible Personalty or to exercise any rights or remedies under this Mortgage or with respect to the Premises, Rents and Profits or the Intangible Personalty. All of the foregoing costs and expenses shall be Secured Obligations.

Section 2.07. Maintenance of Premises. The Mortgagor will abstain from and will not permit the commission of waste in or about the Premises and will maintain, or cause to be maintained (subject to reconstruction periods after the occurrence of an act of God), the Premises in good condition and repair, reasonable wear and tear excepted.

Section 2.08. Insurance. The Mortgagor shall maintain insurance for the Premises as set forth in Section 5.04 of the Loan Agreement. In addition to the requirements set forth in Section 5.04 of the Loan Agreement, if any part of the Improvements is located in an area having “special flood hazards” as defined in the Federal Flood Disaster Protection Act of 1973, a flood insurance policy as may be required by law naming the Lender as mortgagee must be submitted to the Lender. The policy must be in such amount, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

Section 2.09. Eminent Domain. The Mortgagor assigns to the Lender any proceeds or awards that become due by reason of any condemnation or other taking for public use of the whole or any part of the Premises or any rights appurtenant thereto to which the Mortgagor is entitled; provided, that in the absence of an Event of Default, proceeds received in respect of a taking shall be paid or applied in accordance with the terms of the Loan Agreement. The Mortgagor agrees to execute such further assignments and agreements as may be reasonably required by the Lender to assure the effectiveness of this Section 2.09. In the event any Governmental Authority shall require or commence any proceedings for the demolition of any buildings or structures comprising a part of the Premises, or shall commence any proceedings to condemn or otherwise take pursuant to the power of eminent domain a material portion of the Premises, the Mortgagor shall promptly notify the Lender of such requirement or commencement of proceedings (for demolition, condemnation or other taking).

Section 2.10. Releases and Waivers. The Mortgagor agrees that no release by the Lender of any portion of the Premises, the Rents and Profits or the Intangible Personalty, no subordination of any Lien, no forbearance on the part of the Lender to collect on the Secured Obligations, or any part thereof, no waiver of any right granted or remedy available to the Lender and no action taken or not taken by the Lender shall in any way have the effect of releasing the Mortgagor from full responsibility to the Lender for the complete discharge of each and every of the Mortgagor’s obligations hereunder, except to the extent of such release or waiver.

Section 2.11. Licenses. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy, licenses, permits required for the legal use, occupancy and operation of the Premises have been obtained and are in full force and effect. The Premises is free of material damage and is in good repair, and to Mortgagor’s knowledge there is no proceeding pending for the total or partial condemnation of, or affecting, the Premises.

Section 2.12. Assignment of Leases and Mortgagor Collection of Rents and Profits.

(a) The Mortgagor hereby authorizes and directs any lessees or tenants of the Premises that, upon written notice from the Lender, all Rents and Profits and all payments required under the Leases, or in any way respecting same, shall be made directly to the Lender as they become due. The Mortgagor hereby relieves said lessees and tenants from any liability to the Mortgagor by reason of said payments being made to the Lender. Nevertheless, until the Lender notifies in writing said lessees and tenants to make such payments to the Lender, the Mortgagor shall be entitled to collect all such Rents and Profits and/or payments. The Lender is hereby authorized to give such notification during the existence of any Event of Default.

(b) Any and all Rents and Profits collected by the Lender shall be applied in the manner set forth in the Loan Agreement. Receipt by the Lender of such Rents and Profits shall not constitute a waiver of any right that the Lender may enjoy under this Mortgage, the Loan Agreement or under the laws of the State in which the Premises is located, nor shall the receipt and application thereof cure any default hereunder nor affect any foreclosure proceeding or any sale authorized by this Mortgage, the Loan Agreement and the laws of the State in which the Premises is located.

(c) The Lender does not consent to, does not assume and shall not be liable for any obligation of the lessor under any of the Leases and all such obligations shall continue to rest upon the Mortgagor as though this assignment had not been made. The Lender shall not be liable for the failure or inability to collect any Rents and Profits.

Section 2.13. Security Agreement.

(a) Insofar as the fixtures and articles of personal property either referred to or described in this Mortgage are in any way connected with the use and enjoyment of the Premises, this Mortgage is hereby made and declared to be a security agreement, encumbering each and every item of personal property included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the state where the Premises is located. A financing statement or statements reflecting the grant of security interest by this Mortgage and affecting all of said personal property may be filed by the Lender without, to the extent permitted by applicable law, Mortgagor’s signature thereon. The mention in any such financing statement(s) of the rights in and to (i) the proceeds of any fire or hazard insurance policy or (ii) any award in eminent domain proceedings for a taking or for loss of value or (iii) the Mortgagor’s interest as lessor in any present or future lease or rights to income growing out of the use or occupancy of the Premises shall never be construed as in any manner altering any of the rights of the Mortgagor or the Lender as determined by the Loan Agreement or this instrument or impugning the priority of the Lender’s Lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of the Lender in the event any court shall at any time hold with respect to the foregoing (i) or (ii) or (iii), that for the priority of the Lender’s security interest to be effective against a particular class of persons, notice of such security interest must be filed in the Uniform Commercial Code records; provided, that if there is a conflict between the terms of this paragraph and the terms of the Security Agreement, the Security Agreement shall govern. The remedies for any violation of the covenants, terms and condition of the security agreement herein contained shall be (A) as prescribed herein or in the Security Agreement or the other Loan Documents or (B) as prescribed by general law or by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, at the Lender’s sole election.

(b) The Mortgagor warrants that the names and addresses set forth in the first paragraph hereof may be used on such financing statements and a statement indicating the types,

or describing the items, of Collateral is set forth hereinabove. The location of the Collateral which is Tangible Personalty is upon the Land. The Mortgagor agrees to furnish the Lender with notice of any change in the name, identity, company structure, residence, principal place of business or mailing address of the Lessor or the Mortgagor within ten (10) days of the effective date of any such change and the Mortgagor will promptly execute and/or deliver any financing statements or other instruments deemed necessary by the Lender to prevent any filed financing statement from becoming misleading or losing its perfected status.

Section 2.14. Fixture Filing. It is intended by Mortgagor and Lender that this Mortgage be effective as a financing statement filed with the real estate records of St. Mary Parish, Louisiana as a fixture filing. For purposes of this fixture filing, the “Debtor” is the Mortgagor and the “Secured Party” is the Lender. A description of the Land which relates to the fixtures is set forth in Exhibit A attached hereto. Mortgagor is the record owner of the Land. The organization identification number of Mortgagor is 0010446-3.

ARTICLE III

EVENT OF DEFAULT

Section 3.01. Event of Default. An event of default (“Event of Default”) shall exist under the terms of this Mortgage during the existence of an Event of Default under the terms of the Loan Agreement.

ARTICLE IV

ACCELERATION; FORECLOSURE

Section 4.01. Acceleration of Secured Obligations. During the existence of an Event of Default, the Lender may declare the entire balance of all or any portion of the Secured Obligations, including all accrued interest to be immediately due and payable, as provided in the Loan Agreement.

Section 4.02. Foreclosure. During the existence of an Event of Default and otherwise in compliance with Section 8.02 of the Loan Agreement, the Lender may foreclose the Lien of this Mortgage by judicial or nonjudicial proceeding in a manner permitted by applicable law. The Mortgagor hereby waives any statutory right of redemption in connection with such foreclosure proceeding.

Section 4.03. Proceeds of Sale. Following a foreclosure sale, the proceeds of such sale shall, subject to applicable law, be applied in accordance with Section 8.03 of the Loan Agreement.

Section 4.04. Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, the Mortgagor or the Mortgagor’s heirs, devisees, representatives, successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

ARTICLE V

ADDITIONAL RIGHTS AND REMEDIES OF LENDER

Section 5.01. Rights Upon Maturity or an Event of Default. During the existence of an Event of Default, the Lender, immediately and without additional notice and without liability therefor to the Mortgagor and to the extent permitted by law, except for its own gross negligence or willful misconduct, may do or cause to be done any or all of the following: (a) take physical possession of the Premises; (b) exercise its right to collect the Rents and Profits; (c) enter into contracts for the completion, repair and maintenance of the Improvements thereon; (d) expend loan funds and any income or Rents and Profits derived from the Premises for payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the Improvements, preservation of the Lien of this Mortgage and satisfaction and fulfillment of any liabilities or obligations of the Mortgagor arising out of or in any way connected with the construction of Improvements on the Premises whether or not such liabilities and obligations in any way affect, or may affect, the Lien of this Mortgage; (e) enter into leases demising the Premises or any part thereof; (f) take such steps to protect and enforce the specific performance of any covenant, condition or agreement in the Note, this Mortgage, the Loan Agreement, or the other Loan Documents, or to aid the execution of any power herein granted; (g) generally, supervise, manage, and contract with reference to the Premises as if the Lender were equitable owner of the Premises; (h) seek the appointment of a receiver as provided in Section 5.02 below; (i) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code, including, but not limited to, selling, leasing or otherwise disposing of any fixtures and personal property which is encumbered hereby at public sale, with or without having such fixtures or personal property at the place of sale, and upon such terms and in such manner as the Lender may determine; (j) exercise any or all of the remedies of a secured party under the Uniform Commercial Code with respect to the Tangible Personalty and Intangible Personalty; and (k) enforce any or all of the assignments or collateral assignments made in this Mortgage as additional security for the Secured Obligations. The Mortgagor also agrees that any of the foregoing rights and remedies of the Lender may be exercised at any time independently of the exercise of any other such rights and remedies, and the Lender may continue to exercise any or all such rights and remedies until the Event(s) of Default are cured and such cure has been acknowledged in writing by the Lender or waived in writing by the Lender or until foreclosure and the conveyance of the Premises or until the Secured Obligations are satisfied or paid in full and all Commitments are terminated.

Section 5.02. Appointment of Keeper. If upon the maturity of any of the Secured Obligations, the same remain unpaid, or during the existence of an Event of Default, the Lender as a matter of right shall be entitled to apply to a court of competent jurisdiction for the appointment of a keeper or keepers pursuant to La. R.S. 9:5136, et seq. for all or any part of the

Premises, to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall become Secured Obligations, whether such appointment of a keeper be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Premises or the solvency of any Person or Persons liable for the payment of any Secured Obligations, and, the Mortgagor does hereby irrevocably consent to the appointment of such keeper or keepers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by the Lender. Said keeper may be the Lender or the Lender’s agent or nominee, who or which shall be named by Lender in its pleadings to enforce the Lender’s rights and remedies hereunder in a court of competent jurisdiction. The Lender agrees to pay the reasonable fees of such keeper. Such fee shall be determined by the court having jurisdiction of the proceeding to enforce this Mortgage. Such fee shall be secured by the privilege of this Mortgage. Nothing herein is to be construed to deprive the Lender of any other right, remedy or privilege it may have under the law to have a keeper or keepers appointed. Any money advanced by the Lender in connection with any such administration of the Premises by a keeper shall be a demand obligation (which obligation the Mortgagor hereby promises to pay) owing by the Mortgagor to the Lender pursuant to this Mortgage.

Section 5.03. Waivers. No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of the Lender stated anywhere in the Note, this Mortgage, the Loan Agreement or any of the other Loan Documents (except to the extent of such wavier), nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default. All remedies provided in this Mortgage, in the Note, in the Loan Agreement and in the other Loan Documents are cumulative and may, at the election of the Lender, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

Section 5.04. Marshalling. The Mortgagor hereby waives, in the event of foreclosure of this Mortgage or the enforcement by the Lender of any other rights and remedies hereunder, any right otherwise available to it with regard to the marshalling of its assets which secure the Loans and Standby Letters of Credit and any other indebtedness secured hereby or to require the Lender to pursue its remedies against any other such assets.

Section 5.05. Protection of Premises. If Mortgagor fails to perform the covenants and agreements contained in this Mortgage, the Loan Agreement or any of the other Loan Documents, and such failure continues beyond any applicable grace periods, except in the case of an emergency in which event Lender may act immediately, then Lender may take such actions, including, but not limited to disbursements of such sums, as Lender in its sole reasonable discretion deems necessary to protect Lender’s interest in the Premises.

ARTICLE VI

GENERAL CONDITIONS

Section 6.01. Terms. The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and assigns. The term “Lender” shall include any of the Persons identified as a “Lender” on the signature pages to the Loan Agreement, and any Person that may become a Lender by way of assignment in accordance with the terms of the Loan Agreement, together with their successors and permitted assigns.

Section 6.02. Notices. All notices and other communications required to be given hereunder shall have been duly given if given in accordance with the requirement of the Loan Agreement.

Section 6.03. Severability. If any provision of this Mortgage is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

Section 6.04. Headings; Recitals. The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Mortgage nor the intent of any provision hereof. The Recitals set forth above are incorporated herein.

Section 6.05. Conflicting Terms. In the event the terms and conditions of this Mortgage conflict with the terms and conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control and supersede the provisions of this Mortgage with respect to such conflicts.

Section 6.06. Governing Law. This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Premises is located.

Section 6.07. Application of the Foreclosure Law. If any provision in this Mortgage shall be inconsistent with any provision of the foreclosure laws of the State of Louisiana, the provisions of such laws shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with such laws.

Section 6.08. WRITTEN AGREEMENT.

(a) THE RIGHTS AND OBLIGATIONS OF THE MORTGAGOR AND THE LENDER SHALL BE DETERMINED SOLELY FROM THIS WRITTEN MORTGAGE AND THE OTHER LOAN DOCUMENTS, AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN THE LENDER AND THE MORTGAGOR CONCERNING THE SUBJECT MATTER HEREOF AND OF THE OTHER LOAN DOCUMENTS ARE SUPERSEDED BY AND MERGED INTO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS.

(b) THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS.

(c) THIS WRITTEN MORTGAGE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 6.09. WAIVER OF JURY TRIAL. EACH PARTY TO THIS MORTGAGE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.10. State Specific Provisions.

(a) Section 6.10 Controlling. In the event of any inconsistencies between this Section 6.10 and any of the other terms and provisions of this Mortgage, the terms and provisions of this Section 6.10 shall control and be binding.

(b) Multiple Indebtedness Mortgage. This Mortgage is granted by the Mortgagor and accepted by the Lender pursuant to Louisiana Civil Code Article 3298 as a mortgage to secure present and future obligations and is entitled, without limitation of other applicable provisions of Louisiana law, to the benefits of La. R.S. 9:5555 through 9:5557.

(c) Acceleration Upon Default, Executory Process; Judgment. During the existence of an Event of Default, the Lender may, at its option, declare the indebtedness and all other sums secured hereby at once due and payable without further demand, notice or putting the Mortgagor in default, and cause all and singular the Premises to be seized and sold under executory or other legal process, issued by any court of competent jurisdiction, with or without appraisement, at the option of the Lender, to the highest bidder, for cash, and without the necessity of making additional demand upon or notifying Mortgagor or placing Mortgagor in default, all of which are expressly waived.

(d) Confession of Judgment. The Mortgagor hereby confesses judgment in favor of the Lender for the full amount of the Secured Obligations, in principal and interest, together with all attorney’s fees and costs, and any and all monies that may become due to the Lender under the terms hereof or secured hereby.

(e) The Mortgagor’s Waiver of Rights. To the fullest extent permitted by law, the Mortgagor hereby waives:

(i) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, to the extent applicable, and all other laws conferring the same;

(ii) the notice of seizure provided by Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; and

(iii) the three (3) days delay provided for in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure.

(f) Special Appointment of the Lender as Agent. In addition to all of the rights and remedies of the Lender hereunder, so long as this Mortgage remains in effect, the Lender is, pursuant to Louisiana R.S. 9:5388, hereby appointed by the Mortgagor as agent and attorney-in-fact of the Mortgagor, coupled with an interest, to carry out and enforce all or any specified portion of the incorporeal rights comprising part of the Premises. This power of attorney shall not create any fiduciary obligations or relationship on the part of the Lender for the benefit of the Mortgagor.

(g) Termination. This Mortgage will remain in effect until all Secured Obligations are fully paid and satisfied and all Commitments are terminated. When all of the Secured Obligations are fully paid and satisfied and all Commitments are terminated, Lender shall sign a written cancellation instrument of this Mortgage.

(h) Waiver of Certificates. The parties to this Mortgage hereby waive the production of mortgage, conveyance, tax, paving, and all other certificates, and relieve and release the Notary Public before whom this Mortgage was passed from all responsibility and liabilities in connection therewith.

(i) Acceptance Presumed. The acceptance of this Mortgage by Lender and the consent by Lender to the terms and conditions of this Mortgage are presumed and, under the provisions of Louisiana Civil Code article 3289, Lender has not been required to sign this Mortgage.

(j) Paraph. Mortgagor acknowledges that no promissory note or other instrument evidencing any part of the Secured Obligations has been presented to the undersigned Notary Public to be paraphed for identification herewith.

PROVIDED ALWAYS, and it is the true intent and meaning of the Mortgagor and the Lender, that if the Borrowers or the Guarantors, or their successors and assigns, shall pay or cause to be paid and discharged unto the Lender, its successors and assigns, the Secured Obligations according to the terms of this Mortgage and the Loan Documents and all Commitments are terminated, then this Mortgage shall cease, determine and be void, otherwise it shall remain in full force and virtue. And it is agreed, by and between the Mortgagor and the Lender, that the Mortgagor is to hold and enjoy the said premises until an Event of Default exists under the terms of this Mortgage.

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

THUS DONE AND SIGNED by the Mortgagor on the 21st day of October, 2009 in the County of Harris, State of Texas, before me, Robert W. Stockton, the undersigned Notary Public, duly commissioned and qualified in and for said County and State and in the presence of the undersigned competent witnesses, who have signed with the undersigned Mortgagor after due reading of the whole.

WITNESSES:		MORTGAGOR:

OMEGA PROTEIN, INC.
/s/ Cindy Hoffart
Printed Name:	Cindy Hoffart

/s/ Kevan Richards		By:	/s/ Robert W. Stockton
Printed Name:	Kevan Richards		Robert W. Stockton
Vice President and Treasurer

/s/ Kelly Lee
Notary Public, State of Texas